UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 28, 2006

BLACKHAWK CAPITAL GROUP BDC, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	814-00678 (Commission File Number)	20-1031329 (IRS Employer Identification No.)

14 Wall Street, 11th Floor New York, New York (Address of principal executive offices)	10005 (Zip Code)

Registrant’s telephone number, including area code: (212) 566-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant's Business and Operations
Item 1.01  Entry into a Material Definitive Agreement

On June 21, 2006, Blackhawk Capital Group BDC, Inc., a Delaware corporation (the “Company”) entered into an Exchange Agreement (“Exchange Agreement”) with The Concorde Group, Inc. (“Concorde”), a stockholder and affiliate of the Company, pursuant to which a promissory note (the “Note”) issued by the Company on May 3, 2006 to Concorde in the principal amount of $68,847.00 was exchanged for 6,884,700 shares (“Shares”) of the common stock, par value $.00001 per share ("Common Stock") of the Company. The Shares are “restricted securities” as defined in Rule 144 of the Securities Act of 1933, as amended (“Securities Act”). The Exchange Agreement is attached hereto as Exhibit 99.1.

Section 1 Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Exchange Agreement, Concorde acquired 6,884,700 shares ("Shares") of the Common Stock of the Company in exchange for the Note. The stock was issued in the exchange at $.01 per share. This exchange took place pursuant to Section 3(a)(9) of the Securities Act as an exchange by an issuer with an existing security holder where no commission or other remuneration was paid or given to Concorde or any other party for soliciting such exchange. The Shares are "restricted securities" under the Securities Act.

Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

The Exchange Agreement is attached hereto as Exhibit 99.1.

Exhibit 99.1 Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2006
BLACKHAWK CAPITAL GROUP BDC, INC.

	By:	/s/ Craig A. Zabala
Craig A. Zabala
Chief Executive Officer